Exhibit 99.2

Dear Bob:

It is with regret that effective immediately I must hereby resign as President and Chief Executive Officer of etrials Worldwide, Inc. and of etrials, Inc. for family reasons.  I also hereby resign from the Board of Directors of etrials Worldwide, Inc. and etrials, Inc. effective immediately.  I hereby confirm that no disagreement over operations, policies or practices has caused my resignation from the Board of Directors and the sole reason for my resignation from the Board of Directors is that I am no longer Chief Executive Officer.

/s/ Eugene Jennings
7/8/2008